Exhibit 99.1

INSPIRED ANNOUNCES CFO TRANSITION

NEW YORK, May 18, 2026 -- Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today announced that James Richardson has stepped down from his role as Executive Vice President and Chief Financial Officer. The Company’s Board of Directors has promoted Craig Wilson, Inspired’s Vice President of Finance and Accounting, to the role of Executive Vice President and Chief Financial Officer, effective May 14, 2026. Mr. Richardson will remain available to assist with the transition for a period of three months.

Brooks Pierce, President and CEO of Inspired, said, “Craig’s promotion to the role of Executive Vice President and Chief Financial Officer reflects the Board’s confidence in his ability to lead the finance function at this stage of the Company’s development. On behalf of the Board and the executive team, I would like to thank James for his contribution to the Company and wish him well in all his future endeavors.”

Mr. Wilson joined Inspired in 2025 as Vice President of Finance and Accounting. Prior to joining Inspired, Mr. Wilson served for six years with NYSE-listed Charles River Laboratories International, Inc., most recently as their Director of Accounting and Global Consolidations. Mr. Wilson also served as Financial Controller, International Corporate of formerly Nasdaq-listed Walgreens Boots Alliance from 2014 to 2019. Mr. Wilson holds a Bachelor of Arts degree with honors in accounting from Napier University in Edinburgh, Scotland and, in 2013, was granted certification as a chartered accountant with The Institute of Chartered Accountants of Scotland (ICAS). Over the past year, he has played a central leadership role in the Company’s finance and accounting operations. He brings extensive experience in U.S. GAAP, financial reporting, forecasting, and planning.

About Inspired Entertainment, Inc.

With a proven track record of innovation, Inspired is a leading provider of content, technology, hardware and services for licensed gaming, betting and lottery operators around the world. Inspired’s proprietary games resonate with players and deliver consistent performance for gaming operators across interactive, virtual sports, and retail gaming environments. Inspired’s content and gaming systems are designed to work together across digital and retail channels, enabling scalable deployment and a consistent player experience. Through this integrated content-led approach, Inspired helps operators strengthen their offerings, drive engagement, and deliver compelling player experiences.

Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. We cannot guarantee that the results anticipated by management, as set forth herein, will be realized or, even if realized, will have the expected effects on our results of operations or financial performance. Such results may be affected by, among other things, the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com